                                                                  EXHIBIT 3.1(d)


                                                                     EXECUTION A


                              THIRD AMENDMENT TO
                    RESTATED CERTIFICATE OF INCORPORATION
                                      OF
                          EDUCATIONAL MEDICAL, INC.

        THIS AMENDMENT to the Restated Certificate of Incorporation (the "Certificate") of Educational Medical, Inc. (the "Corporation"), filed with the Secretary of State of the State of Delaware was duly adopted by the stockholders of the Corporation as of September 30, 1989, in accordance with the provisions of Section 242 of the General Corporation Law of the State of Delaware.

        1. ARTICLE FOURTH of the Certificate is hereby amended to increase the total number of shares of all class of stock which the Corporation shall have authority to issue to 3,100,000 shares, consisting of:

                (a) 1,100,000 shares of Cumulative Convertible Preferred Stock, par value $.01 per share; and

                (b)  2,000,000 shares of Common Stock, par value $.01 per share.

        2.  ARTICLE FOURTH, Section 7, of the Certificate is hereby amended to:

                (a) delete subsection 7(b)(v), regarding options granted to employees, from the definition of "Excluded Securities" in
                     Section 7(b); and

                (b) add the following to the definition of "Excluded Securities" in Section 7(b): (ix) Up to 105,000 shares of Common Stock


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                                                                     EXECUTION A

                issuable pursuant to Restricted Stock Purchase Agreements, dated as of March 31, 1988 between the Company and Gary Kerber and John Lavery;

                (x) Up to 245,710 shares of Common Stock issuable pursuant to Restricted Stock Purchase Agreements, dated as of November 7, 1989, between the Company and Gary Kerber, John Lavery and Michael Davis;

                (xi) Up to 18,000 shares of Common Stock issuable pursuant to an Incentive Compensation Agreement, dated as of November 7, 1989, among the Company, Gary Kerber, John Lavery and Michael Davis, and

                (xii) Up to 10,500 shares of Common Stock issuable to officers, employees or directors of, or consultants to, the Corporation, pursuant to any agreement, plan or arrangement, approved by a majority of the Board of Directors or options to purchase or rights to subscribe to said Common Stock.

        Except as specifically amended hereby, all provisions of the Certificate shall remain in full force and effect.

        IN WITNESS WHEREOF, the undersigned, as President of the Corporation, certifies that the foregoing Amendment was duly

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                                                                    EXECUTION A

adopted in accordance with Section 242 of the Delaware General Corporation Law, and the Corporation has caused its corporate seal to be affixed hereto and attested by the Secretary of the Corporation, all as of the 30th day of September, 1989.

                                        EDUCATIONAL MEDICAL, INC.

                                        By: /s/ Gary D. Kerber
                                           -------------------------------
                                            President

Attest:

-----------------------
Secretary

[Seal]

STATE OF CALIFORNIA  )
                     )
COUNTY OF SAN DIEGO  )

        Before me personally appeared Gary D. Kerber, known to me to be the individual described in and who executed the foregoing instrument as President of Educational Medical, Inc. and who acknowledged to me that he executed such instrument in such capacity, that the seal of the corporation was affixed thereto by due and regular corporate authority, that said instrument is the free act and deed of said corporation and the facts stated therein are true.





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                                                                EXECUTION A



     WITNESS my hand and official seal this 26th day of October, 1989.


                                                /s/ Anna M. Iqual De Montijo
                                                -----------------------------
                                                Notary Public

My Commission Expires 4-5-1991                     [SEAL]



STATE OF FLORIDA      )
                      )
COUNTY OF DADE        )


     Before me personally appeared Morris C. Brown, known to me to be the individual described in and who executed the foregoing instrument as Secretary of Educational Medical, Inc. and who acknowledged to me that he executed such instrument in such capacity.

     WITNESS my hand and official seal this 30th day of October, 1989.


                                                /s/ Wendy Loomis Riggs
                                                -----------------------------
                                                Notary Public


My Commission Expires   [SEAL]




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